                                                                  EXHIBIT 10.20




                            STOCK EXCHANGE AGREEMENT

                           AND PLAN OF REORGANIZATION

                                 By and Between

                            URANIUM RESOURCES, INC.

                                      And

                                  URANCO, INC.

                                  Dated as of

                                 MARCH 25, 1997

                               TABLE OF CONTENTS

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                                                                                                                     PAGE
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
ARTICLE 1 - REPRESENTATIONS AND WARRANTIES OF URANCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.1.     Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.2.     Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.3.     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.4.     Consents and Approvals, No Violations . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.5.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.6.     No Fees Owing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.7.     Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.8.     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.9.     No Other Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF URI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.1.     Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.2.     Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.3.     Authority; Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.4.     SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.5.     Absence of Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.6.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.7.     Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.8.     No Fees Owing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.9.     Investment Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.10.    No Other Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 3 - CERTAIN OTHER UNDERSTANDINGS AND AGREEMENTS
            OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.1.     Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.2.     Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 4 - CLOSING; ISSUANCE OF SHARES; EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.1.     The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.2.     The Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.3.     Closing Documents Delivered to URI  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.4.     Closing Documents Delivered by URI  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 5 - GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.1.     Assignability and Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.2.     Choice of Law and Choice of Forum . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.3.     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.4.     Complete Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.5.     Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.6.     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.7.     Knowledge, Due Diligence Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                            STOCK EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION


         This STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into effective as of March 25, 1997 by and between Uranium Resources, Inc., a Delaware corporation ("URI"), and Uranco Inc., a Delaware corporation ("Uranco").

                                   RECITALS:

         1. Uranco is the holder of certain uranium and mineral interests in New Mexico which it is desirous of exploring and possibly developing, but lacks the capital to do so.

         2. URI is in the uranium business, holds uranium interests in New Mexico and has the expertise to explore and consider development of the uranium interests held by Uranco.

         3. Uranco and URI desire to exchange all of the outstanding stock of Uranco for 1,200,000 shares (the "Shares") of URI's common stock, $.001 par value per share ("Common Stock"), upon and subject to the terms and conditions set forth in this Agreement.

         4. Uranco and URI intend and desire to qualify this transaction as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto adopt this plan of reorganization and agree as follows:

                                   ARTICLE I

                    REPRESENTATIONS AND WARRANTIES OF URANCO

Uranco represents and warrants to URI that:

SECTION 1.1.     CORPORATE ORGANIZATION.

         Uranco is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such licensing or qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Uranco. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Uranco or URI, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of Uranco or URI, in each case together with its Subsidiaries taken as a whole, and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Uranco or URI, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the other governing body of such corporation or other legal entity. Uranco has delivered to URI complete and correct copies of its Articles of Incorporation and By-Laws as in effect on the date hereof.

SECTION 1.2.     AUTHORIZATION.

         The execution and delivery by Uranco of this Agreement, the performance by Uranco of its obligations hereunder and the consummation by Uranco of the transactions contemplated hereby have been duly authorized by the appropriate corporate action, and no other proceeding on the part of Uranco is necessary for the execution and delivery thereof and the performance of its obligations hereunder. This Agreement is a legal, valid and binding obligation of Uranco, enforceable in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

SECTION 1.3.     CAPITALIZATION.

         All of the issued and outstanding shares of the common stock of Uranco (the "Uranco Common Stock") are owned by Santa Fe Pacific Gold Corporation ("Santa Fe"). All of such outstanding shares have been duly and validly issued, were not issued in violation of any preemptive rights and are fully paid and non-assessable. There are no options, warrants, subscriptions, conversion or other rights, agreements, commitments, arrangements or understandings with respect to the issuance of shares of capital stock of Uranco or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares.

SECTION 1.4.     CONSENTS AND APPROVALS; NO VIOLATIONS.

         Neither the execution, delivery or performance of this Agreement by Uranco nor the consummation by Uranco of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-laws of Uranco, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission; (iii) require the consent or approval of any person other than Santa Fe; (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any lien or other encumbrance on any of the Mineral Interests pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Uranco is a party or by which it or its properties or assets may be bound; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Uranco or by which any property or asset of Uranco is bound.

SECTION 1.5.     LITIGATION.

         Except as set forth in Schedule 1.5, there is no Proceeding (as defined below) pending or, to the knowledge of Uranco, threatened against or involving Uranco involving the Mineral Interests before any court, arbitrator or administrative or governmental body, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Uranco relating to the Mineral Interests, nor, to the knowledge of Uranco, is there any basis for any such Proceeding. There are no Proceedings pending or, to the knowledge of Uranco, threatened against Uranco arising out of or in any way related to this Agreement or any of the transactions contemplated hereby. As used in this Agreement, "Proceeding" means any action, suit, hearing, arbitration or governmental investigation (whether public or private).

SECTION 1.6.     NO FEES OWING.

         Neither Uranco nor any of its directors, officers or shareholders has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or similar fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 1.7.     COMPLIANCE WITH LAWS.

         Uranco has complied in all material respects with the laws and regulations of federal, state and local governments and all agencies thereof which are applicable to its business.

SECTION 1.8.     DISCLOSURE.

         To Uranco's knowledge, no representation or warranty by Uranco in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 1.9.     NO OTHER REPRESENTATIONS.

         Uranco is not making any representation or warranty, express or implied, of any nature whatsoever, except as specifically set forth in Article 1 of this Agreement.


                                   ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF URI

URI represents and warrants to Uranco that:

SECTION 2.1.     ORGANIZATION, STANDING AND POWER.

         URI is a corporation duly domesticated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. URI is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, including without limitation the State of New Mexico, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on URI.

SECTION 2.2.     CAPITAL STRUCTURE.

         The authorized capital stock of URI consists of 25,000,000 shares of URI Common Stock. At the close of business on March 5, 1997, (i) 10,827,527 shares of URI Common Stock were issued and outstanding, (ii) 1,463,346 shares of URI Common Stock were reserved for issuance upon the exercise of then outstanding URI stock options, (iii) 291,785 shares of URI Common Stock were reserved for issuance upon exercise of URI stock options which may be granted in the future under currently existing stock option plans, (iv) 152,500 shares of URI Common Stock were held by URI in its treasury, and (v) 2,500,000 shares of URI Common Stock were reserved for issuance upon the conversion of certain debt and the exercise of certain warrants. All outstanding shares of capital stock of URI are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above as of the date of this Agreement, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which URI is a party or by which it is bound obligating URI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of URI.

SECTION 2.3.     AUTHORITY; NON-CONTRAVENTION.

         The Board of Directors of URI has declared the Exchange fair to and advisable and in the best interest of the stockholders of URI. URI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by URI and the consummation by URI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of URI. This Agreement has been duly executed and delivered by URI and (assuming the valid authorization, execution and delivery of this Agreement by Uranco) constitutes a valid and binding obligation of URI enforceable against URI in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a night of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of URI under, any provision of (i) the Certificate of Incorporation or Bylaws of URI (true and complete copies of which as of the date hereof have been delivered to Uranco), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to URI or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to URI or any of its respective properties or assets.

         No filing or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to URI in connection with the execution and delivery of this Agreement by URI or is necessary for the consummation by URI of the Exchange and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Exchange or the transactions contemplated by this Agreement, (iii) such filings as may be required in connection with applicable taxes, (iv) filings under the HSR Act, and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on URI, materially impair the ability of URI to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

SECTION 2.4.     SEC DOCUMENTS.

         URI has timely filed all required documents with the SEC since January 1, 1995 (the "URI SEC Documents"). As of their respective dates, URI SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and none of URI SEC Documents, contained, as of their respective dates, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of URI included in URI SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of URI as at the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

SECTION 2.5.     ABSENCE OF MATERIAL ADVERSE CHANGE.

         Except as disclosed in URI SEC Documents filed with the SEC prior to the date hereof, there has not been any Material Adverse Change with respect to URI (other than changes in generally accepted accounting principles or interpretations thereof that affect the uranium industry generally or changes in general economic conditions that affect such industry on a nationwide basis).

SECTION 2.6.     LITIGATION.

         Except as disclosed prior to the date hereof in URI SEC Documents, copies of all of which have been provided to Uranco, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of URI, threatened against URI at law or in equity before or by any federal, state, municipal or other court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on URI or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of URI to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which URI or any of its Subsidiaries is subject that would have a Material Adverse Effect on URI or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of URI to perform its obligations hereunder or to consummate the transactions contemplated hereby.

SECTION 2.7.     OPINION OF FINANCIAL ADVISOR.

         On the date hereof URI has received the written opinion of EVEREN Securities, Inc. to the effect that the terms of the Exchange are fair to the holders of URI Common Stock from a financial point of view.

SECTION 2.8.     NO FEES OWING.

         No broker, investment banker or other person, other than EVEREN Securities, Inc. the fees and expenses of which will be paid by URI, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of URI.

SECTION 2.9.     INVESTMENT REPRESENTATION.

         URI has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the issuance of URI's Common Stock in exchange and consideration for the Uranco Stock as contemplated hereby. URI understands and acknowledges that the Uranco Stock was originally issued to Santa Fe, and will be sold and transferred to URI, without registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities or "Blue Sky" law, in reliance upon specific exemptions therefrom, and in furtherance thereof URI represents that the Uranco Stock will be taken and received by URI for its own account for investment, with no present intention of a distribution or disposition thereof to others. URI further acknowledges and agrees that the certificate(s) representing the Uranco Stock transferred to URI shall bear a restrictive legend, in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT.

SECTION 2.10.    NO OTHER REPRESENTATIONS.

         URI is not making any representation or warranty, express or implied, of any nature whatsoever, except as specifically set forth in Article 2 of this Agreement.

                                   ARTICLE 3

           CERTAIN OTHER UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

SECTION 3.1.     FEES AND EXPENSES.

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as otherwise specifically set forth in this Agreement or in the Registration Rights Agreement.

SECTION 3.2.     REASONABLE EFFORTS.

         Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts after the Closing, to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (b) the obtaining of all necessary consents, approvals or waivers from third parties, and (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

                                   ARTICLE 4

                     CLOSING; ISSUANCE OF SHARES; EXCHANGE

SECTION 4.1.     THE CLOSING.

         The consummation of the Exchange (hereinafter the "Closing") occurred at the offices of Modrall, Sperling, Roehl, Harris & Sisk, P.A., Albuquerque, New Mexico, at 10:00 a.m. Mountain Standard time, on March 25, 1997 (the "Closing Date").

SECTION 4.2.     THE EXCHANGE.

         At the Closing, URI issued and delivered to Uranco's shareholder, Santa Fe, the Shares. In consideration for the issuance and sale of the Shares to Santa Fe, and as payment in full of the Shares, at the Closing Santa Fe transferred to URI the certificates evidencing all of the issued and outstanding shares of capital stock of Uranco. All of the Shares are fully paid and nonassessable.

SECTION 4.3.     CLOSING DOCUMENTS DELIVERED TO URI.

         The following documents were delivered to URI at closing:

         (a) The opinion of Modrall, Sperling, Roehl, Harris & Sisk, P.A., counsel to Uranco, dated the Closing Date, substantially to the effect that:

                 (i) The incorporation, existence and good standing of Uranco is as stated in this Agreement; the authorized and issued and outstanding shares of Uranco are as stated in this Agreement; all outstanding shares of Uranco Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

                 (ii) Uranco has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Uranco and (assuming due and valid authorization, execution and delivery by URI) constitutes the legal, valid and binding agreement of Uranco, enforceable in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 (iii) The execution and performance by Uranco of this Agreement will not violate the Certificate of Incorporation or By-Laws of Uranco, respectively, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which Uranco is a party or by which they or any of their properties or assets may be bound.

                 (iv) After inquiry of the directors and officers of Uranco, such counsel has no knowledge of any consent, approval, authorization or order of any court or governmental agency or body which has not been obtained but which is required on behalf of Uranco for the consummation of the transactions contemplated by this Agreement.

                 (v) After inquiry of the directors and officers of Uranco, such counsel has no knowledge of any actions, suits or proceedings, pending or threatened against or affecting Uranco by any governmental entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         (b) Certificate representing all of the issued and outstanding Uranco Common Stock duly endorsed for transfer to URI by Santa Fe.

SECTION 4.4.     CLOSING DOCUMENTS DELIVERED BY URI.

         At the Closing URI delivered the following:

         (a) The opinion of Baker & Hostetler LLP, counsel to URI, dated the Closing Date, substantially to the effect that:

                 (i) The incorporation, existence and good standing of URI are as stated in this Agreement.

                 (ii) URI has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by URI and (assuming due and valid authorization, execution and delivery by Uranco) constitutes the legal, valid and binding agreement of URI, enforceable in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 (iii) The execution and performance by URI of this Agreement will not violate the Certificates of Incorporation or By-Laws of URI, respectively, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which URI is a party or by which they or any of their properties or assets may be bound.





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
                 (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of URI for the consummation of the transactions contemplated by this Agreement.

                 (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting URI by any governmental entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                 (vi) The Shares have been duly authorized and are validly issued and outstanding and are fully paid and nonassessable.

                 (vii) The shares of URI Common Stock issued in the Exchange have been listed on the Nasdaq National Market subject to official notice of issuance.

         (b) A Certificate representing the Shares registered in the name of Santa Fe.

                                   ARTICLE 5

                               GENERAL PROVISIONS

SECTION 5.1.     ASSIGNABILITY AND PARTIES IN INTEREST.

         This Agreement shall inure to the benefit of and be binding upon URI and Uranco and their respective successors and assigns.

SECTION 5.2.     CHOICE OF LAW AND CHOICE OF FORUM.

         This Agreement shall be governed by and construed in accordance with the internal law of the State of New Mexico without giving effect to conflicts of law principles thereof. Uranco and URI agree that all litigation arising out of or related to this Agreement for the performance or non-performance of actions contemplated by this Agreement shall be brought in a federal or state court of competent jurisdiction within the state of New Mexico. Uranco and URI consent to jurisdiction by such a court.

SECTION 5.3.     COUNTERPARTS.

         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 5.4.     COMPLETE AGREEMENT.

         This agreement is entered into by the parties in connection with a transaction involving the transfer of common stock of Uranco owned by Santa Fe to URI in exchange for common stock of URI, the grant by URI to Santa Fe of registration rights with respect to the stock of URI to be issued to Santa Fe, the grant by Santa Fe to Uranco of a license to explore and an option to purchase in exchange for certain commitments by Uranco, and the guarantee by URI of certain obligations of Uranco to Santa Fe. In order to effect this transaction, certain of the parties have contemporaneously entered into certain agreements, specifically, the Stock Exchange Agreement and Plan of Reorganization (URI and Uranco), the Agreement of Santa Fe as Uranco Shareholder and Guarantee of URI (Santa Fe and URI); the License to Explore and Option to Purchase (Santa Fe and Uranco); and the Registration Rights Agreement (Santa Fe and URI). All of such agreements, together with all exhibits or schedules thereto and documents delivered pursuant thereto, contain the entire agreement among the parties with respect to the contemplated transaction, and shall supersede all previous writings and all previous or contemporaneous oral negotiations, commitments, and understandings.

SECTION 5.5.     INTERPRETATION.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 5.6.     SEVERABILITY.

         Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

SECTION 5.7.     KNOWLEDGE, DUE DILIGENCE INVESTIGATION.

         All representations and warranties contained herein which are made to the "knowledge" of Uranco or URI shall mean to the actual present knowledge of Uranco's or URI'S, as the case may be, executive officers after due inquiry with respect to such matters.

         IN WITNESS WHEREOF, the undersigned duly execute this Agreement as of the date first written above.

                                        URANCO INC.



Date: March 25, 1997                    By: /s/ Bruce D. Hansen
                                            ---------------------------------
                                            Name:  Bruce D. Hansen
                                            ---------------------------------
                                            Title: President
                                            ---------------------------------


                                        URANIUM RESOURCES, INC.



Date: March 25, 1997                    By: /s/ Paul K. Willmott
                                            ---------------------------------
                                            Name:  Paul K. Willmott
                                            ---------------------------------
                                            Title: President
                                            ---------------------------------

                            Schedule 1.5: Litigation

         Navajo Nation land and jurisdictional claims: Since 1982, the Navajo Nation has asserted title and jurisdictional claims over lands in the checkerboard area in northwestern New Mexico outside the boundaries of the recognized Navajo Reservation, including portions of McKinley County, where some of the mineral interests subject to this Agreement are located. While the federal courts have rejected claims to title to lands, see Navajo Tribe v. New Mexico, 809 F.2d 1455 (10th Cir. 1987), the courts have acknowledged the potential for the exercise of off-reservation civil jurisdiction over non-Indians by the Navajo Nation. See Pittsburg & Midway Coal Mining Co. v. Watchman, 52 F.3d 1531 (10th Cir. 1995); Texaco, Inc. v. Zah, 5 F.3d 1374 (10th
Cir. 1993).

         In view of these assertions, there is the potential that the Navajo Nation will assert title to, or jurisdiction over, the mineral interests subject to this Agreement located in McKinley County, New Mexico. While title claims were rejected, the decision was not on the merits, but was founded on the fact that the United States was immune from suit, that the suit should have been brought under the Indian Claims Commission Act of 1946, and the suit could not proceed against the remaining defendants, including Santa Fe Mining, Inc. , because the United States was an indispensable party.. Accordingly, the decision could be read to have barred the claim or remedy, but not the underlying rights to title to the lands. As reflected in Pittsburg & Midway, the Navajo Nation aggressively asserts civil jurisdiction, including taxation and regulatory authority, to off -reservation areas within the territorial confines of the "Navajo Nation" as the Nation defines that term in 7 N.N.C.
Section 254. While Santa Fe Pacific Gold Corporation and Uranco Inc. have not attempted to determine whether the mineral interests subject to this agreement would fall within the area over which the Navajo Nation would assert title or jurisdiction, neither company are presently aware of any Navajo Nation claim that would include the mineral interests subject to this Agreement that are located in Bernalillo, Cibola, or Sandoval Counties.





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